Exhibit 10.41

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 13, 2011, by and between OXFORD FINANCE LLC (successor in interest to Oxford Finance Corporation; “Lender”) and OMEROS CORPORATION, a Washington corporation (“Borrower”) whose address is 1420 5th Avenue, Suite 2600, Seattle, WA 98101.

RECITALS

A. Lender and Borrower have entered into that certain Loan and Security Agreement dated as of October 21, 2010 (as amended from time to time, including by that certain Consent and First Amendment to Loan and Security Agreement dated as of February 3, 2011 (the “Consent”) and that certain Second Amendment to Loan and Security Agreement dated as of March 25, 2011, as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Lender make certain revisions to the Loan Agreement as more fully set forth herein.

D. Lender has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2 of the Consent hereby is amended and restated in its entirety to read as follows:

“2. Consent.

Notwithstanding any provision of the Loan Agreement to the contrary, Lender hereby acknowledges and agrees that Borrower may create and/or acquire the Polish

Subsidiaries, provided Borrower (i) may not capitalize the Polish Subsidiaries with greater than Thirty Thousand Dollars ($30,000) (US) in the aggregate (the “Initial Capitalization”); (ii) other than the Initial Capitalization, may not Transfer any assets to, make any other Investments in, or create or permit to be created by any Polish Subsidiary any Transfers, Liens or Indebtedness; and (iii) shall, upon the earlier of (x) January 31, 2012 and (y) the receipt by any Polish Subsidiary of the proceeds of any grant or similar monies (including in the form of an Investment or otherwise) from the Polish government (or any other source) (collectively, the “Polish Investment”), deliver to Lender the Polish Share Pledge and take such other actions as Lender shall reasonably request; provided further that Borrower acknowledges and agrees that in the event the Polish Investment is not received and deployed in substantial part by June 30, 2012, Borrower shall, within 20 days’ thereof, cause the Polish Subsidiaries to be dissolved.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b), no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Lender on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made or as may be required in connection with the Polish Share Pledge; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Lender of this Amendment by each party hereto, and Borrower’s payment of all Lender Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER: OXFORD FINANCE LLC		BORROWER: OMEROS CORPORATION

By:	/s/ John G. Henderson	By:	/s/ Gregory A. Demopulos
Name:	John G. Henderson	Name:	Gregory A. Demopulos, M.D.
Title:	Vice President & General Counsel	Title:	Chairman and CEO

[Signature Page to Third Amendment to Loan and Security Agreement]